AquaBounty Technologies Announces Financial Results for the Quarter and Six Months Ended June 30, 2020, and Provides Corporate Update
MAYNARD, Mass., August 6, 2020 – AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, has provided a corporate update and financial results for the second quarter and six months ended June 30, 2020.
Key Second Quarter 2020 & Subsequent Company Highlights:
•Completed the first harvest of conventional Atlantic salmon in June at the Company’s Indiana farm, validating its land-based Recirculating Aquaculture System (RAS) as an efficient and sustainable way to raise Atlantic salmon. The Indiana-based farm expects to ramp up monthly harvest of conventional salmon throughout the summer and plans to reach 100 metric tons per month by early 2021.
•Closed a $4.0 million loan with First Farmers Bank & Trust to fund capital improvements and automation equipment at the Indiana farm.
•Selected Site Selection Group to identify the most advantageous site for the Company’s planned 10,000 metric ton farm and CRB USA to design the facility.
•Engaged international investor relations specialists MZ Group to expand its strategic investor relations and financial communications program across key markets.
Management Commentary
Sylvia Wulf, Chief Executive Officer of AquaBounty, stated: “The highlight of the second quarter was the announcement of our first harvest of conventional Atlantic salmon at our Indiana farm, an important milestone as we refine harvest systems and processes ahead of our expected initial harvest of AquAdvantage salmon in the fourth quarter this year in Indiana, followed by the anticipated first harvest of AquAdvantage salmon at our Canada-based, Prince Edward Island Farm in the first quarter of 2021.
“The first harvest of conventional salmon represents the start of the commercialization phase for AquAdvantage salmon (AAS), a milestone over 30 years in the making. This will be a breakthrough moment not only for AquaBounty, but for the industry—as it will be the first sale of a genetically engineered animal protein in the U.S. We completed proprietary consumer research in Q4 of 2019, and the insights have been used to build out our communications program that we began executing in conjunction with our first harvest and anticipate will support the commercial launch of AAS later this year. Furthermore, we continue to receive inbound interest from potential offtake partners, who see the inherent value in AAS, from both a sustainability and economic perspective, and we anticipate finalizing commercial agreements with key potential customers and distributors in advance of the first AAS harvest.

“After engaging Site Selection Group and CRB USA, we have made significant progress on finalizing the potential site and design for our planned 10,000 metric ton farm and will soon select the farm’s RAS technology provider. We are on schedule to select the farm’s location this quarter and expect to begin construction in early 2021. We believe we are now positioned to seize emerging growth opportunities within the space.”
“While we plan to construct our own facilities at first to validate our business model to the world, our long-term, capital-light goal is to make AAS the clear choice for existing land-based RAS farm operators who wish to remain competitive in the marketplace. I eagerly look forward to what the future holds for AquaBounty,” concluded Wulf.
Financial Summary through June 30, 2020
•Cash and cash equivalents were $10.0 million as of June 30, 2020 ($2.8 million at December 31, 2019). In February, the Company completed a public offering of common shares that provided $14.5 million in net proceeds.
•Cash used in operations for the six months ended June 30, 2020, was $7.0 million, compared with $5.2 million in the same period of the prior year. Growth of fish inventory biomass was the driver.
•Cash used for capital projects for the six months ended June 30, 2020, was $1.6 million compared with $0.9 million in the same period of the prior year. The funds were primarily used for equipment upgrades at the Indiana farm.
•Net loss for the six months ended June 30, 2020, was $6.6 million, or $0.22 per share, compared to a net loss of $6.8 million, or $0.37 per share, in the same period of the prior year.
About AquaBounty Technologies, Inc.
AquaBounty Technologies, Inc. (NASDAQ: AQB) is a commercial aquaculture company focused on improving efficiency, sustainability, and profitability, leveraging decades of biotechnology expertise to ensure the availability of high-quality seafood to meet global consumer demand. Both the U.S. Food and Drug Administration and Health Canada approved the Company’s AquAdvantage salmon as the first and only bioengineered animal protein for human consumption.
The Company’s AquAdvantage fish program is based upon a single, specific molecular modification that results in more rapid growth during early development, resulting in a 70 percent increase in annual production output for AquAdvantage versus conventional Atlantic salmon. With aquaculture facilities located in Indiana and on Prince Edward Island, AquaBounty is raising its disease-free, antibiotic-free salmon in land-based Recirculating Aquaculture Systems, resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information, please visit www.aquabounty.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the potential for, timing of and expected yields from the harvesting and sale of our fish from our production farms, the size of any such harvests, future revenues, the development of new farms and the selection of related service providers, the development of a shareholder communication program, and arrangements with potential customers, distributors, and processors; the effectiveness of our COVID-19 response and the potential impact of the pandemic; the sufficiency of prior capital raises; our scale and volume of production; and the potential for fish diseases, use of antibiotics, pollution of the marine environment, annual production increases, demonstration of aquaculture expertise, reduction in carbon footprint, development of new technologies, and our geographic expansion. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.
Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078
Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 385-6449
AQB@mzgroup.us

AquaBounty Technologies, Inc.
Consolidated Balance Sheets
(Unaudited)

	As of
	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$10,021,394	$2,798,744
Other receivables	57,369	55,198
Inventory	2,489,773	1,232,049
Prepaid expenses and other current assets	696,455	391,162
Total current assets	13,264,991	4,477,153

Property, plant and equipment, net	24,562,409	25,065,836
Right of use assets, net	371,292	399,477
Definite-lived intangible assets, net	150,736	157,588
Indefinite-lived intangible assets	101,661	101,661
Other assets	44,306	32,024
Total assets	$38,495,395	$30,233,739

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$1,764,124	$1,462,809
Current lease liabilities and other	63,836	62,286
Current debt	140,288	163,155
Total current liabilities	1,968,248	1,688,250

Long-term lease obligations	321,728	352,808
Long-term debt	4,423,028	4,432,052
Total liabilities	6,713,004	6,473,110

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized;
32,105,684 (2019: 21,635,365) shares outstanding	32,106	21,635
Additional paid-in capital	171,102,440	156,241,363
Accumulated other comprehensive loss	(576,644)	(360,160)
Accumulated deficit	(138,775,511)	(132,142,209)
Total stockholders’ equity	31,782,391	23,760,629

Total liabilities and stockholders’ equity	$38,495,395	$30,233,739

AquaBounty Technologies, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues
Product revenues	$2,950	$42,486	$9,703	$140,371

Costs and expenses
Production costs	1,041,316	941,113	1,882,750	1,803,368
Sales and marketing	137,434	103,390	188,222	175,381
Research and development	635,655	813,449	1,204,417	1,476,930
General and administrative	1,693,544	2,204,253	3,330,734	3,460,105
Total costs and expenses	3,507,949	4,062,205	6,606,123	6,915,784

Operating loss	(3,504,999)	(4,019,719)	(6,596,420)	(6,775,413)

Other income (expense)
Interest expense	(18,147)	(14,212)	(35,192)	(27,550)
Other income (expense), net	(538)	7,200	(1,690)	12,300
Total other income (expense)	(18,685)	(7,012)	(36,882)	(15,250)

Net loss	$(3,523,684)	$(4,026,731)	$(6,633,302)	$(6,790,663)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	165,501	84,788	(216,484)	172,340
Total other comprehensive income (loss)	165,501	84,788	(216,484)	172,340

Comprehensive loss	$(3,358,183)	$(3,941,943)	$(6,849,786)	$(6,618,323)

Basic and diluted net loss per share	$(0.11)	$(0.19)	$(0.22)	$(0.37)
Weighted average number of Common Shares -
basic and diluted	32,097,992	21,313,055	29,607,373	18,515,907